Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-112502) of Assurant, Inc. of our report dated March 31, 2005 relating to the consolidated financial statements and financial statement schedules, which appears in this
Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 31, 2005